UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

Amendment No. 1

 CURRENT REPORT

Pursuant to Section 13 of

THE SECURITIES EXCHANGE ACT OF 1934

Date of report: January 9, 2012 (amended February 1, 2012)

Date of earliest event reported: January 7, 2012

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SUPER DIRECTORIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Wyoming	333-130742	14-1817301
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

5337 Route 374

Merrill, New York 12955

(518) 425-0320

(Address Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 7, 2012, the sole Director of the registrant authorized and approved the dismissal of GBH CPAs, PC, the independent accounting firm who was previously engaged as the principal accountant to audit the registrant’s financial statements.

The principal accountant has not issued a report on the financial statements of the registrant to date. During the two most recent fiscal years and subsequent interim period through the date of dismissal, there were no disagreements with GBH CPAs, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, and there were no “reportable events,” as described in Item 304(a)(1)(iv) and (v) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 7, 2012, the registrant engaged MaloneBailey, LLP as the independent accounting firm to act as the principal accountant to audit the registrant’s financial statements.

Neither the registrant nor anyone on its behalf, during the two most recent fiscal years, and any subsequent interim period prior to engaging MaloneBailey, LLP, consulted MaloneBailey, LLP regarding either:

(i) The application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements, where either a written report was provided to the registrant or oral advice was provided that MaloneBailey, LLP concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii) Any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to this item) or a reportable event (as described in paragraph 304(a)(1)(v)),

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned, hereunto duly authorized in the City of Merrill, State of New York on February 1, 2012.

SUPER DIRECTORIES, INC.

By:	/s/ Luke LaLonde	February 1, 2012
Luke LaLonde, President